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                                                                   EXHIBIT 10.20


                                GENEVA STEEL LLC
                              10 SOUTH GENEVA ROAD
                                 VINEYARD, UTAH

                                 August 14, 2001





VIA FACSIMILE

Ferrostaal Incorporated
16510 Northchase Drive
Houston, Texas 77060
Attention:  John Foster

        Re: Product Sales Agreement dated as of August 1, 2001 (the "Agreement") between Geneva Steel LLC and Ferrostaal Incorporated.

Dear John:

        In connection with the above-referenced Agreement, I am writing to clarify the date on which the parties intend to commence operations under the Agreement.

        The Agreement sets forth the effective date of the Agreement as August 1, 2001. Due to unavoidable circumstances, however, the Agreement was not actually signed by both parties until August 15, 2001. Accordingly, the parties have agreed that they will commence operations under the Agreement as of August 15, 2001.

        This letter of agreement may be executed in counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument. A facsimile copy of this letter of agreement shall be valid as an original. If this letter accurately reflects our understanding with respect to the matters discussed herein, please sign this document below and return it to me.

                                                   Sincerely,


                                                   Marcus Phillips
ACKNOWLEDGED AND AGREED TO:

Ferrostaal Incorporated


By /s/ JOHN FOSTER
       -------------------
       John Foster